                                                                   Exhibit 10.23

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH (I) THE EXPRESS TERMS HEREOF AND (II) THAT CERTAIN EXCHANGE AGREEMENT (AS DEFINED BELOW), AND THEN ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR LAWS.


                               INPUT/OUTPUT, INC.

                          COMMON STOCK PURCHASE WARRANT

         This Common Stock Purchase Warrant (this "Warrant") is issued as of the 6th day of August, 2002, by Input/Output, Inc., a Delaware corporation (the "Company"), to SCF-IV, L.P., a Delaware limited partnership (the "Holder").

         WHEREAS, the Company and the Holder are parties to that certain Exchange Agreement dated as of the date hereof (the "Exchange Agreement"); and

         WHEREAS, the Company and the Holder have agreed under the Exchange Agreement that the Company will issue this Warrant under the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder agree as follows.

         Part 1.  Issuance and Sale of Warrant.

         Subject to the terms and conditions hereof, the Company hereby grants to the Holder the right to purchase from the Company in the manner prescribed herein an aggregate of 2,673,517 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), at an exercise price of $8.00 per share. The amount and kind of securities purchasable pursuant to the rights granted hereunder and the exercise price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

         Part 2.  Exercise of Warrant; Termination.

                  2A. Exercise Period. The Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time during the term commencing on the date hereof and ending at 5:00 p.m., Houston, Texas time, on August 5, 2005 (the "Exercise Termination Date"), after which time and date this Warrant shall terminate and no longer be exercisable.

                  2B.      Exercise Procedure.

                  (i) This Warrant will be deemed to have been exercised immediately prior to the close of business on the First Business Day on which the Company has received all of the following items (the "Exercise Time"):

                           (a) a completed Exercise Agreement, as described in paragraph 2C below, executed by the Holder, exercising all or part of the purchase rights represented by this Warrant pursuant to paragraph 2A above;

                           (b)      this Warrant; and

                           (c)      any of the following forms of payment that

                                    in the aggregate will be equal to the
                                    Exercise Price (as such term is defined in Part 3 hereof) multiplied by the number of shares of Common Stock being purchased upon such exercise: (1) a cashier's check payable to the Company in an amount in U.S. dollars,
                                    (2) the delivery by the Holder of
                                    indebtedness or other obligations of the Company to the Holder to be cancelled by the Company, valued at the then-outstanding aggregate amount of outstanding principal of, premium (if any) of, and accrued and unpaid interest on, such indebtedness or (3) a combination of (1) and (2) above. In lieu of the payment required by this paragraph 2B(i)(c), Holder may exercise the Conversion Right set forth in paragraph 2E hereof.

                  (ii) The Company will use its best efforts to deliver to the Holder certificates for shares of Common Stock purchased upon exercise of this Warrant within two
                           (2) business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised or converted, the Company will prepare a new Warrant, substantially identical hereto, representing the rights, formerly represented by this Warrant, which have not expired or been exercised or converted and will, within such two-day period, deliver such new Warrant to the Holder.

                  (iii) The Common Stock issuable upon the exercise of this Warrant will be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

                  (iv) The Company will pay all taxes (other than any income taxes or other similar taxes), if any, attributable to the initial issuance of the Warrant and the issuance of the shares of Common Stock upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of the transfer of any Warrant, and no such issuance, delivery or transfer shall be made unless and until the person requesting such issuance or transfer has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that no such tax is payable or such tax has been paid. Each share of Common Stock issuable upon exercise of this Warrant will, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

                  2C. Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement, substantially in the form set forth in
                  Exhibit I hereto, will be completed and executed. Such Exercise Agreement will be dated the actual date of execution thereof.

                  2D. Fractional Shares. If a fractional share of Common Stock would, but for the provisions of paragraph 2A, be issuable upon exercise of the rights represented by this Warrant, the Company will, within seven (7) days after the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between the Market Price (as defined below) of such fractional share as of the Exercise Time and the Exercise Price with respect to such fractional share.

                           For the purposes of this Agreement, "Market Price"
                  means, with respect to the Common Stock, on any given day, the last reported sale price or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices, in either case on the New York Stock Exchange or the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (i) the closing sale price for such day reported by the Nasdaq Stock Market if such security is traded over-the-counter and quoted in the Nasdaq Stock Market, or
                  (ii) if such security is so traded, but not so quoted on such day, the average of the closing reported bid and ask prices of such security as reported by the Nasdaq Stock Market or any comparable system, or (iii) if such security is not listed on the Nasdaq Stock Market or any comparable system but is actively traded, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price shall be deemed to be the fair value per share of such security as determined by a nationally recognized investment banking firm selected by the Company's Board of Directors and reasonably acceptable to Holder.

                  2E. Right to Convert Warrants.

                  (i) The Holder shall have the right to convert the purchase rights represented by this Warrant (the "Conversion Right") at any time and from time to time prior to the expiration of the Exercise Termination Date into shares of Common Stock as provided for in this paragraph 2E. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price) that number of shares of Common Stock equal to:

                                             (M-E) x S
                                             ---------
                                                 M


                           Where:

                           M= the Market Price per share of Common Stock determined as of the immediately preceding business day on which the Common Stock is traded,

                           E= Exercise Price in effect immediately prior to the exercise of the Conversion Right, and

                           S= the number of shares ("purchase rights") to be converted under such Conversion Right exercise.

                  (ii) The Conversion Right may be exercised by the Holder at any time prior to its expiration on any business day by delivering a written notice in the form attached hereto as Exhibit II (the "Conversion Notice") to the Company, exercising the Conversion Right and specifying (a) the total estimated number of shares of Common Stock the Holder proposes to acquire pursuant to such conversion and (b) a place and date not less than two nor more than 20 business days from the date of the Conversion Notice for the closing of such acquisition. Following receipt of the Conversion Notice, the Company shall notify Holder of the Company's calculation of the Market Price and, if sufficient purchase rights are available to Holder hereunder to acquire the number of shares of Common Stock specified in the Conversion Notice, the Company shall notify Holder that such exercise of the Conversion Right has been accepted.

                  (iii) At any exercise of the Conversion Right under paragraph 2E(ii) hereof, (a) the Holder will surrender this Warrant and (b) the Company will deliver to the Holder a certificate or certificates for the number of shares of Common Stock issuable upon such conversion, together with cash in lieu of any fractional share, as provided in paragraph 2D above. In the event and to the extent that this Warrant has not been converted in full, then the Company shall prepare and deliver a new Warrant evidencing the rights hereunder which have not previously expired, been exercised or converted, in accordance with paragraph 2B(ii) hereof or this paragraph 2E.

                  2F. Limitation on Exercise. Notwithstanding anything contained in this Warrant to the contrary, this Warrant shall not be exercisable (whether in a single exercise or multiple exercises) by any single Holder for any number of shares of Common Stock greater than the number of shares of Common Stock that would cause such Holder to own beneficially (as calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) 5% of the aggregate number of outstanding shares of Common Stock, minus one, unless such Holder shall have provided the Company with not less than 65 days' prior written notice of its current intent to exercise this Warrant for such greater number of shares (which notice of intent shall not be binding). This notice requirement (i) shall only apply to the exercise of this Warrant for the number of shares of Common Stock which are in excess of the number of shares of Common Stock that would cause such Holder to own beneficially (as calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) 5% of the aggregate number of outstanding shares of Common Stock, minus one, and (ii) for the avoidance of doubt, shall not apply to any exercise of the Put Option.

         Part 3. Adjustment of Exercise Price and Number of Shares. The initial exercise price as set forth in Part 1 shall be subject to adjustment from time to time as provided in this Part 3 (such price, or such price as last adjusted pursuant to the terms hereof, as the case may be, is herein called the "Exercise Price"), and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Part 3.

                  3A. Common Stock Issued at Less than Market Price or Exercise Price. If the Company issues or sells any Common Stock other than Excluded Stock (as defined below) without consideration or for a consideration per share less than the Market Price per share of Common Stock on the immediately preceding business day on which the Common Stock is traded, or less than the Exercise Price in effect immediately prior to such issuance or sale, the Exercise Price in effect immediately prior to each such issuance or sale will immediately be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale, by a fraction, (1) the numerator of which shall be (i) the number of shares of Common Stock outstanding prior to such issuance or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued or sold would purchase at the higher of (x) the Market Price per share of Common Stock on the immediately preceding business day on which the Common Stock is traded and (y) the Exercise Price in effect immediately prior to such issuance or sale and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale. In such event, the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased to the number obtained by dividing (i) the product of (a) the number of shares of Common Stock issuable upon exercise of the Warrant before such adjustment to the Exercise Price and (b) the Exercise Price in effect immediately prior to such adjustment by (ii) the reduced Exercise Price determined in accordance with the immediately preceding sentence.

                           For the purposes of this paragraph 3A, the term
                  "Excluded Stock" means (i) shares of Common Stock issued by the Company as a stock dividend, distribution, or in connection with a subdivision or reclassification of shares of Common Stock, in each case which are subject to paragraph 3B,
                  (ii) shares of Common Stock to be issued to employees, directors, consultants or advisors of the Company pursuant to, and in accordance with the terms of, the Company's stock option, stock incentive, restricted stock, employee stock purchase or other similar plans or agreements, in each case that have been approved by the Company's stockholders or (iii) shares of Common Stock to be issued pursuant to this Warrant or the exercise thereof.

                           For the purposes of any adjustment of the Exercise
                  Price pursuant to this paragraph 3A, the following provisions shall be applicable:

                  (i) in the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof;

                  (ii) in the case of the issuance of Common Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board of Directors of the Company, irrespective of any accounting treatment; provided, however, that such fair value as determined by the Board of Directors of the Company shall not exceed the aggregate Market Price of the shares of Common Stock being issued as of the date the Board of Directors of the Company authorizes the issuance of such shares;

                  (iii) in the case of the issuance of (x) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), (y) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or (z) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

                           (a) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock (determined without considering or giving effect to any anti-dilution provisions of such options, warrants or rights that are comparable to the anti-dilution provisions contained herein) shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in paragraph 3A(i) and (ii)), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby;

                           (b) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof (determined without considering or giving effect to any anti-dilution provisions of such convertible or exchangeable securities or such options, warrants or rights that are comparable to the anti-dilution provisions contained herein), shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in paragraph 3A(i) and (ii)), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

                           (c) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Exercise Price as then in effect shall forthwith be readjusted to such Exercise Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

                           (d) on the expiration or cancellation of any such options, warrants or rights (without exercise), or the termination of the right to convert or exchange such convertible or exchangeable securities (without exercise), if the Exercise Price shall have been adjusted upon the issuance thereof, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

                           (e) if the Exercise Price shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof;

                  provided, however, that no increase in the Exercise Price shall be made pursuant to subclauses (a) and (b) of this
                  Section 3A(iii).

                  3B. Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (1) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (2) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (3) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of shares of Common Stock obtainable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder shall be entitled to receive the number of shares of Common Stock which the Holder would have owned or been entitled to receive after such date had the Warrant been exercised immediately prior to such date. In the event of any adjustment to the total number of shares of Common Stock obtainable upon exercise of the unexercised portion of this Warrant pursuant to this paragraph 3B, the Exercise Price shall be adjusted to be the amount determined by multiplying (i) the Exercise Price by (ii) a fraction, the numerator of which is the number of shares of Common Stock payable upon exercise of this Warrant immediately prior to such adjustment and the denominator of which is the number of shares of Common Stock covered by this Warrant immediately after such adjustment. Successive adjustments to the Exercise Price and to the number of shares of Common Stock obtainable upon exercise of this Warrant shall be made whenever any event specified above shall occur.

                  3C. Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (1) of the shares of any class other than its Common Stock or (2) of evidence of indebtedness of the Company or any of its subsidiaries or (3) of assets (including cash, but excluding ordinary cash dividends and dividends or distributions referred to in paragraph 3B), or
                  (4) rights or warrants, then in each such case the Exercise Price in effect immediately prior thereto shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction,
                  (i) the numerator of which shall be an amount equal to the difference resulting from (A) the number of shares of Common Stock outstanding on such record date multiplied by the Market Price per share of Common Stock on such record date, less (B) the fair market value (as reasonably determined by the Board of Directors of the Company) of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed, and (ii) the denominator of which shall be equal to the number of shares of Common Stock outstanding on such record date multiplied by the Market Price per share of Common Stock on such record date. In such event, the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased to the number obtained by dividing (i) the product of (a) the number of shares of Common Stock issuable upon exercise of the Warrant before such adjustment to the Exercise Price and (b) the Exercise Price in effect immediately prior to such adjustment by (ii) the reduced Exercise Price determined in accordance with the immediately preceding sentence. Such adjustment to the Exercise Price shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Exercise Price then in effect shall be readjusted, effective as of the date when the Company's Board of Directors determines not to distribute such shares, evidence of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect if such record date had not been fixed.

                  3D. Business Combinations. In case of any Business Combination (as defined below) in which the holders of shares of Common Stock are entitled to receive stock, securities or property by virtue of their ownership of Common Stock or a reclassification of Common Stock (other than a reclassification of Common Stock referred to in paragraph 3B), then, as a part of such Business Combination or reclassification, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor entity resulting from such Business Combination that a holder of the shares of Common Stock deliverable upon exercise of this Warrant would have been entitled to receive in such Business Combination, all subject to further adjustment as provided in this Part 3. If the per-share consideration payable to the holders for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined by the Board of Directors of the Company. In all events, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

                           In determining the kind and amount of stock,
                  securities or the property obtainable upon consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder shall have the right to make a similar election as of the Exercise Date with respect to the number of shares of stock or other securities or property.

                           For the purposes of this paragraph 3D:

                   "Business Combination" means:

                  (i) any consolidation or merger of the Company with or into any person or entity of any kind,

                  (ii) the sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets followed by a liquidation of the Company, or

                  (iii) any issuance, in a single transaction or series of related transactions, by the Company of shares of Common Stock and/or Common Stock Equivalents (defined below) in connection with the acquisition of assets (including cash) or securities by the Company or a subsidiary of the Company (including by way of merger of a subsidiary of the Company with or into a third party), except where (a) the stockholders of the Company immediately prior to such issuance own (in substantially the same proportion relative to each other as such stockholders owned the Common Stock, or the Voting Stock (defined below), as the case may be, immediately prior to such issuance) (1) more than 50% of the Voting Stock immediately after such issuance, and (2) more than 50% of the outstanding Common Stock immediately after such issuance, (b) the members of the Company's Board of Directors immediately prior to entering into the agreement relating to such issuance (and if no such agreement is entered into, then immediately prior to such issuance) constitute at least a majority of the Company's Board of Directors immediately after such issuance, with no arrangement or arrangements in place immediately after such issuance that would result in the members of the Company's Board of Directors immediately prior to entering into the agreement relating to such issuance (and if no agreement is entered into, then immediately prior to such issuance) ceasing to constitute at least a majority of the Company's Board of Directors and (c) no Person or group (as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder) immediately after such issuance is the beneficial owner of 40% or more of the total outstanding Voting Stock or Common Stock. In calculating the percentage of the Voting Stock of the Company owned by the stockholders of the Company immediately prior to the issuance of Common Stock or Common Stock Equivalents in which there is more than one class or series of Voting Stock, the percentage of the Voting Stock shall be calculated based on the number of votes eligible to be cast in the election of the directors of the Company generally. In calculating the percentages of Voting Stock and Common Stock owned for purposes of this definition, such calculation shall be calculated on a basis assuming the exercise or conversion in full of all Common Stock Equivalents and on a basis disregarding all Common Stock Equivalents, and the percentage which results in the lower percentage owned by the shareholders of the Company shall apply in the application of clause (a) above.

                  "Common Stock Equivalents" means rights, warrants, options, convertible securities or exchangeable securities, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

                  "Voting Stock" means any and all shares, interests, participations or other equivalents, however designated, of the class or classes of capital or capital stock of the Company, pursuant to which the holders thereof have the general voting power to vote in the election of the Board of Directors of the Company.

                           The foregoing provisions of this paragraph 3D are
                  subject in all respects to Part 4 of this Warrant.

                  3E. Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase (as defined below) of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which (1) the numerator shall be
                  (i) the product of (a) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and
                  (b) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which (2) the denominator shall be the product of (i) the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement of such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased to the number obtained by dividing (i) the product of (a) the number of shares of Common Stock issuable upon exercise of the Warrant before such adjustment to the Exercise Price and (b) the Exercise Price in effect immediately prior to such adjustment by (ii) the reduced Exercise Price determined in accordance with the immediately preceding sentence. For purposes of this Agreement, (i) the term "Pro Rata Repurchase" means any purchase of shares of Common Stock by the Company or any Affiliate (as defined below) thereof pursuant to any tender offer or exchange offer subject to
                  Section 13(e) of the Securities Exchange Act of 1934, as amended, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Company), or any combination thereof; provided, however, that "Pro Rata Repurchase" shall not include any purchase of shares by the Company or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Securities

                  Exchange Act of 1934, as amended; (ii) the "effective date" of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer and (iii) the term "Affiliate" means with respect to any person, any other person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such person.

                  3F. Rounding of Calculations; Minimum Adjustments. All calculations under this Part 3 shall be made to the nearest one tenth (1/10th) of a cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this Part 3 to the contrary notwithstanding, no adjustment in the Exercise Price shall be made if the amount of such adjustment would be less than $0.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more. In addition, in no event shall the Exercise Price be adjusted to less than the lesser of $0.01 per share or the par value of the Common Stock.

                  3G. Timing of Issuance of Additional Common Stock upon Certain Adjustments. In any case in which the provisions of this Part 3 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (1) issuing to the Holder exercising after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (2) paying to such Holder any amount of cash in lieu of a fractional share of such Common Stock; provided, however, that the Company upon request shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

                  3H. Certain Events. If any event occurs of the type contemplated by the provisions of this Part 3 but not expressly provided for by such provisions, then the Company will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant, as applicable, so as to protect the rights of the Holder.

                  3I. No Duplication of Adjustments. If any action would require adjustment of the Exercise Price pursuant to more than one of the provisions of this Part 3, only one adjustment shall be made and such adjustment shall be the adjustment that results in the lowest Exercise Price after giving effect to such adjustment.

                  3J.      Notices.

                  (i) Immediately upon any event causing adjustment of the Exercise Price, the Company will give written notice thereof to the Holder describing such event and the recalculation of the Exercise Price in reasonable detail.

                  (ii) The Company will give written notice to the Holder at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution on the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Business Combination, dissolution or liquidation.

                  (iii) The Company will also give written notice to the Holder at least twenty (20) days prior to the date on which any Business Combination, dissolution or liquidation will take place.

         Part 4. Put Option. Subject to the terms of this Part 4, the Company hereby grants to the Holder an option to sell to the Company, and the Company shall be obligated to purchase from the Holder under such option (the "Put Option"), all (but not any portion) of this Warrant that remains unexercised and unconverted at a price based upon the number of shares of Common Stock then obtainable upon exercise of this Warrant (the "Put Shares"). The Put Option will be effective and exercisable only upon, and for a period of five (5) Business Days immediately following, the date of consummation of any Business Combination (the "Put Option Period") with respect to which the holders of Common Stock are entitled to receive aggregate consideration of which less than sixty percent (60%) of the aggregate value thereof is in the form of publicly traded common equity.

                  4A. Put Price. In the event that the Holder exercises the Put Option, the price (the "Put Price") to be paid to the Holder pursuant to this Warrant will be cash in an amount determined by reference to the number of Put Shares exercisable immediately prior to consummation of such Business Combination and valued pursuant to the Black-Scholes Valuation Model, based upon the following assumptions: (i) an unadjusted price of the Common Stock equal to the average closing price of the Common Stock for the ten (10) consecutive trading day-period preceding and exclusive of the date of the public announcement of such Business Combination; (ii) an exercise price equal to the Exercise Price in effect immediately prior to the date of the public announcement of such Business Combination; (iii) a stock price volatility of 60% on an annual basis; (iv) a risk-free rate of return equal to the effective yield of U.S. Treasury notes having a duration approximately equal to that of the remaining term of the Warrant as of the date of the public announcement of such Business Combination; (v) a dividend yield equal to the cash dividend yield of the Common Stock immediately prior to the date of the public announcement of such Business Combination; and (vi) a time to exercise assumption based upon the remaining term of the Warrant as of the date of the public announcement of such Business Combination. If the Holder and the Company are in good faith dispute with respect to the determination of the Put Price, each such party shall select a nationally recognized investment banking firm, and the two firms so selected shall select a third nationally recognized investment banking firm, which third firm shall determine the Put Price in accordance with the provisions of the first sentence of this Section 4A and provide each party with a written notice of such determination. Both the Holder and the Company shall be bound by such determination, each such party shall be responsible for all of the fees and expenses charged by the investment banking firm such party selects, and each such party will be responsible for one-half of the fees and expenses charged by the third investment banking firm in connection with its determination of the Put Price.

                  4B. Exercise of Put Option. The Put Option may be exercised during the Put Option Period by the Holder giving written notice to the Company either prior to or during the Put Option Period of the Holder's election to exercise the Put Option, and the date of the Put Option Closing will be not less than sixty (60) days after the date of the consummation of the Business Combination.

                  4C. Put Option Closing. The closing for the purchase and sale of this Warrant under the Put Option, will take place at the principal executive offices of the Company on the date specified in such notice of exercise (the "Put Option Closing"). At the Put Option Closing, the Holder will deliver this Warrant duly endorsed in blank. In consideration therefor, the Company will deliver to the Holder the Put Price, which will be payable in immediately available funds, and the Company shall cancel on its books this Warrant certificate, and thereupon the rights of the Holder hereunder (other than the right to receive the Put Price) shall terminate.

         Part 5. No Voting Rights; Limitations of Liability. This Warrant will not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of the Holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

         Part 6. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal executive offices of the Company, for new warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new warrants will represent such portion of such rights as is designated by the Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the date of issuance thereof regardless of the number of times new warrants or certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All such Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

         Part 7. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder being deemed satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         Part 8. Reservation of Shares. The Company covenants and agrees that at all times it shall reserve and keep available for the exercise of the Warrant up to 200,000 shares held in the treasury of the Company and such additional number of authorized shares of Common Stock as are sufficient to permit the exercise in full of the Warrant, and that it will take such action as may be required from time to time to assure that the par value per shares of the Underlying Shares is at all times equal to or less than the per share Exercise Price.

         Part 9. Listing of Shares. The Company shall use all commercially reasonable efforts to list on each national securities exchange on which any Common Stock may at any time be listed, subject to notice of issuance upon the exercise or conversion of this Warrant, and shall use its commercially reasonable efforts to maintain such listing, so long as any other shares of its Common Stock shall be so listed, all shares of Common Stock from time to time issuable upon exercise or conversion of this Warrant.

         Part 10. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of Sections 2, 3 and 4 hereof and in taking of all such action as may be necessary or appropriate in order to protect the exercise and conversion rights of the holders of this Warrant against impairment.

         Part 11. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant will be in writing and will be delivered personally or by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so delivered or mailed (i) to the Company, at its principal executive offices, and (ii) to the Holder of this Warrant, at such Holder's address as it appears in the records of the Company (unless otherwise indicated by the Holder).

         Part 12. Successors and Assigns. The terms, provisions and rights evidenced by this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.

         Part 13. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Part 13 shall be binding upon each holder of any shares of Common Stock purchased under this Warrant at the time outstanding (including any securities into which such shares have been converted or exchanged), each future holder of all such shares of Common Stock, and the Company.

         Part 14. Descriptive Headings; Governing Law. The descriptive headings of the several parts and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the laws of the State of Texas (excluding that body of laws relating to conflicts of laws).


                                      * * *

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated as of the date first set forth above.

                                                    INPUT/OUTPUT, INC.



                                                    By:      /s/ C. Robert Bunch
                                                    Name:    C. Robert Bunch
                                                    Title:   Vice President

                                    EXHIBIT I

                               EXERCISE AGREEMENT


To: Input/Output, Inc.


         The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase _______ shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the Exercise Price per share provided by such Warrant.


         Dated: ____________


                                              HOLDER: __________________________


                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________

                                   EXHIBIT II

                                CONVERSION NOTICE

                  (To be executed upon conversion of Warrant.)

         The undersigned hereby irrevocably elects to exercise the Conversion Right, represented by this Warrant, to purchase ________ shares of Common Stock and herewith tenders in payment for such shares this Warrant, all in accordance with the terms hereof.



Dated:____________________               HOLDER: _______________________________

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________